Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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:
In re	:
	:	Chapter 11 Case No.
MOTORS LIQUIDATION COMPANY, et al.,	:
f/k/a General Motors Corp., et al.	:	09-50026 (REG)
:
Debtors.	:	(Jointly Administered)
:
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ORDER AUTHORIZING THE GUC TRUST ADMINISTRATOR TO

LIQUIDATE NEW GM SECURITIES FOR THE PURPOSE OF

FUNDING FEES, COSTS AND EXPENSES OF THE GUC TRUST

Upon the motion, dated November 21, 2012 (the “Motion”)1 of Wilmington Trust Company in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”) seeking entry of an Order pursuant to sections 1142 and 105(a) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 6004(h) of the Federal Rules of Bankruptcy Procedure, and the GUC Trust Agreement, approving the GUC Trust’s sale of New GM Securities to fund accrued and expected fees, costs and expenses of the GUC Trust; and any objections to the Motion having been settled, resolved, withdrawn or overruled; and this Court having determined that the relief requested in the Motion is in the best interests of the Debtors’ creditors and estates; and it further appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and after due deliberation thereon, and good and sufficient cause appearing therefor:

IT IS HEREBY ORDERED THAT:

ORDERED, that the relief requested in the Motion is granted in its entirety; and it is further

[1]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Motion.

ORDERED, that, pursuant to Section 6.1(b) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to liquidate New GM Common Stock and New GM Warrants from the Reserved Securities, the cash proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) shall approximate $11,363,300, to satisfy GUC Trust administrative fees, costs and expenses estimated for 2013, all as set forth in the Revised Administrative Budget (the “2013 GUC Trust Administrative Liquidation”); and it is further

ORDERED, that, pursuant to Section 6.1(c) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to liquidate New GM Common Stock and New GM Warrants from the Reserved Securities, the cash proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) shall approximate $6,489,100, to satisfy the Reporting and Transfer Costs estimated for 2013, all as set forth in the Revised Reporting and Transfer Budget (the “2013 GUC Trust Reporting Liquidation,” and together with the 2013 GUC Trust Administrative Liquidation, the “2013 GUC Trust Liquidation”); and it is further

ORDERED, that, for administrative fees, costs and expenses incurred in the calendar year 2013, as set forth in Exhibit C to the Motion, (i) the GUC Trust Administrator shall be prohibited from providing compensation to its Trust Professionals in excess of the aggregate amount set forth in the Revised Administrative Budget (the “Administrative Budget Fee Cap”), provided that the Administrative Budget Fee Cap shall be measured in the aggregate, and each individual Trust Professional shall not be prohibited from receiving compensation in the event that such Trust Professional exceeds its individual line item contained in the

Revised Administrative Budget, so long as (A) the GUC Trust has remaining availability under the Administrative Budget Fee Cap, and (B) the GUC Trust Administrator (in consultation with the GUC Trust Monitor) has approved such compensation in its sole discretion as reasonable given the results achieved by such exceedance of the individual line item; and it is further

ORDERED, that, for Reporting and Transfer Costs incurred in the calendar year 2013, as set forth in Exhibit D to the Motion, (i) the GUC Trust Administrator shall be prohibited from providing compensation to its Trust Professionals in excess of the aggregate amount set forth in the Revised Reporting and Transfer Budget (the “Reporting and Transfer Budget Fee Cap”), provided that the Reporting and Transfer Budget Fee Cap shall be measured in the aggregate, and each individual Trust Professional shall not be prohibited from receiving compensation in the event that such Trust Professional exceeds its individual line item contained in the Revised Reporting and Transfer Budget, so long as (A) the GUC Trust has remaining availability under the Reporting and Transfer Budget Fee Cap, and (B) the GUC Trust Administrator (in consultation with the GUC Trust Monitor) has approved such compensation in its sole discretion as reasonable given the results achieved by such exceedance of the individual line item; and it is further

ORDERED, that the GUC Trust Administrator shall be prohibited from seeking authority from the Court to liquidate any New GM Securities, other than the 2013 GUC Trust Liquidation, for the purposes of satisfying any fees, costs and expenses incurred by the GUC Trust during the calendar year 2013; and it is further

ORDERED, that nothing herein shall be deemed to prohibit the GUC Trust Administrator from seeking additional Court authority to liquidate New GM Securities to fund fees, costs or expenses of the GUC Trust incurred or anticipated for the calendar year 2014 (a “2014 Motion”), provided, however, that in advance of filing any 2014 Motion, the

GUC Trust Administrator shall seek consultation with representatives of (i) the State of New York, (ii) the certain holders of notes issued by General Motors Nova Scotia Finance Company who filed an objection to the Initial Liquidation Motion; and (iii) Green Hunt Wedlake, Inc., in its capacity as trustee for General Motors Nova Scotia Finance Company; and it is further

ORDERED, that, when liquidating the New GM Securities pursuant to this Order, the GUC Trust Administrator shall comply with the procedures set forth in the GUC Trust Agreement (solely with respect to the liquidation of the Reserved Securities) and shall be entitled to all protections, immunities and indemnities applicable to the GUC Trust Administrator therein; and it is further

ORDERED, that the terms of this Order shall supersede any inconsistent or contrary provisions contained in the GUC Trust Agreement; and it is further

ORDERED, that, notwithstanding the possible applicability of Bankruptcy Rule 6004(h) this Order shall be effective immediately upon entry; and it is further

ORDERED, that this Court shall retain jurisdiction of all matters and disputes arising in connection with or related to the interpretation or implementation of this Order, any liquidation of New GM Securities in connection herewith, or the GUC Trust Agreement.

Dated:	December 11, 2012
New York, New York

/s/ Robert E. Gerber
UNITED STATES BANKRUPTCY JUDGE

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